EXHIBIT A

Pursuant to Rule 13d−1(k) of Regulation 13D−G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: December 27, 2016	SOTER CAPITAL, LLC

	By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler Title: President and Treasurer

SOTER CAPITAL HOLDINGS, LLC

	By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler Title: President and Treasurer

PE SOTER HOLDINGS, LLC

	By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler Title: President and Treasurer

PLATINUM EQUITY CAPITAL SOTER PARTNERS, L.P.
By: Platinum Equity Partners III, LLC, its general partner By: Platinum Equity Investment Holdings III, LLC, its senior managing member

	By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler Title: Vice President and Treasurer

PLATINUM EQUITY PARTNERS III, LLC
By: Platinum Equity Investment Holdings III, LLC, its senior managing member

	By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler Title: Vice President and Treasurer

PLATINUM EQUITY INVESTMENT HOLDINGS III, LLC

	By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler Title: Vice President and Treasurer

PLATINUM EQUITY, LLC

	By:	/s/ Mary Ann Sigler
Name: Mary Ann Sigler Title: Executive Vice President, Chief Financial Officer and Treasurer

Tom Gores

/s/ Mary Ann Sigler
Mary Ann Sigler Attorney-in-Fact